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                                                                    EXHIBIT 23.3

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-3 and related Prospectus pertaining to the registration of 1,458,202 shares of Class A Common Stock and 28,290 Class B Warrants of Premier Laser Systems, Inc. of our report dated May 1, 1997, with respect to the consolidated financial statements and schedules of Premier Laser Systems, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1997, as amended, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP
                                           ERNST & YOUNG LLP

Orange County, California
January 30, 1998